                                                                    EXHIBIT 10.3

                            REVOLVING LOAN AGREEMENT

      On this day of July, 1993, Borrower and Bank (each as hereinafter defined), each in consideration of the covenants and agreements contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby mutually agree as follows:

1.    DEFINITIONS, ACCOUNTING TERMS AND CODE

      (a) Definitions. As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by context (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Advance" or "Line Advance" means an advance made by Bank to Borrower, subject to the provisions, terms, and conditions of this Agreement, and payable in accordance with this Agreement and the Revolving Note.

"Affiliate" of any Person means (1) the spouse, parent, child, grandchild or sibling of any individual Person, or any other relative who lives in the same house with, or is a dependent of (under the Internal Revenue Code), such Person;
(2) any general or limited partnership in which such Person or any individual identified in clause (1) or entity identified in clause (3), (4) or (5) is a general partner or in which any such Person, individual or entity owns, beneficially or of record, more than 50% of the limited partnership interest;
(3) any corporation in which such Person or any individual  identified in clause
(1) is a director or officer, or which any such Person, or any individual or entity identified in clause (2), (4) or (5) is the owner, beneficially or of record, of 10% or more of its outstanding voting stock; (4) any trust of which any such Person, or any individual or entity identified in clauses (1), (2), (3) or (5) is a trustee or co-trustee or is the holder, beneficially or of record, of a beneficial interest of 10% or more; or (5) any corporation, partnership, trust or other entity controlled by, controlling or under common control with, either directly or indirectly, such Person or any of the individuals or entities identified in clauses (1) through (4) above.

"Agreement" means this Revolving Loan Agreement between Borrower and Bank, and includes any partial or total amendment, renewal, restatement, extension, modification or substitution of or for such agreement.

"Bank" means OHIO SAVINGS BANK, a corporation incorporated under the laws of the State of Ohio.

"Borrower" means Oriole Homes Corp., a corporation incorporated under the laws of the State of Florida.

"Borrower's Certificate" means a certificate substantially in the form of attached Exhibit A.

"Borrower's Location" means:Suite 200, 1690 South Congress Avenue, Delray Beach, Florida 33445-6327.

"Borrowing Base" at any time means an amount not in excess of the lesser of the following:

      (1) eighty percent (80%) of the aggregate amount payable to Borrower within the next succeeding twelve (12) months from the date of computation pursuant to bona fide contracts between Borrower and one or more Persons not an Affiliate of Borrower for the sale of single family residences located upon the Mortgaged Property or elsewhere within any portion of the entire Palm Isles Development, North of Boynton Beach Boulevard and East of the Florida Turnpike in Boynton Beach, Palm Beach County, Florida as Palm Isles Development is described in Exhibit B attached hereto and made a part hereof;

      (2) twenty five percent (25%) of the aggregate amounts payable within the next succeeding twelve (12) months from the date of computation pursuant to bona fide contracts between Borrower and Persons not an Affiliate of Borrower for the sale of single family residences in all residential developments owned and operated by Borrower in Broward, Palm Beach and Martin Counties, Florida.

"Business Day" means any day other than a Saturday or Sunday or any day on which Bank is required or authorized by law (including executive orders) to close.

"Capital Lease" means any lease which has been capitalized on the books of the lessee in accordance with GAAP.

"Cash Security" means all cash, Instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Bank.

"Code" means the Florida Uniform Commercial Code as amended from time to time.

"Collateral" means:

      (1)     the Mortgaged Property, as defined in the Mortgage;

      (2)     all Cash Security,

      (3) all Proceeds, products, revenues, issues, profits, and rents (cash and non-cash) of any of the foregoing; and

      (4) all substitutions for, renewals of, improvements to, replacements for and additions to any of the foregoing.

"Consolidated Tangible Net Worth" means the excess of the net book value (after deducting all applicable reserves and deducting any value attributable to the re-appraisal or write-up of any asset) of assets of Borrower and its consolidated subsidiaries (other than patents, copyrights, trademarks, franchises, licenses, goodwill, treasury stock, customer lists, employees, and similar intangibles and amounts due from officers, employees, directors, stockholders or Affiliates) over all of their liabilities (other than any liabilities or indebtedness subordinated by written agreement in form and substance satisfactory to Bank in favor of the prior payment in full of the
Loan), as determined on an accrual basis and in accordance with generally accepted accounting principles consistently applied.

"Collateral Value" means at any time the most recent appraised value of the Mortgaged Property as determined by an appraiser (not an Affiliate of Borrower) and one or more appraisals made or effective not less than one year prior to such time in form and substance satisfactory to Bank.

"Contract Year" means each twelve (12) month period commencing upon the execution hereof and each anniversary thereof.

"Debt" means (1) indebtedness or liability for borrowed money; (2) obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations for the deferred purchase price of property or services (including trade obligations); (4) obligations as lessee under Capital Leases; (5) current liabilities in respect of unfunded vested benefits under plans covered by ERISA;
(6) obligations under letters of credit; (7) obligations under acceptance facilities; (8) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; and (9) obligations secured by any Liens, whether or not the obligations have been assumed.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured within the applicable period or waived, become an Event of Default.

"Default Rate" means a rate of interest that is five percent (5%) per annum in excess of the rate of interest otherwise applicable to Line Advances.

"Deposit Account" means (1) any deposit account, and (2) any demand, time, savings, passbook, or a similar account maintained with a bank, savings and loan association, credit union, or similar financial institution.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto and published interpretations thereof.

"Event  of  Default"  means the  occurrence  of any of the  events  set forth in
Section 8 of this Agreement (including the giving of any required notice and the expiration of any applicable grace period).

"Financial Impairment" means the distressed economic condition of a Person manifested by any one or more of the following events:

      (1)     adjudicated bankruptcy or insolvency of the Person;

      (2) the Person is unable, or admits in writing its inability, to make timely payment of the Person's debts, obligations, or liabilities as they mature or come due;

      (3)     assignment by the Person for the benefit of creditors;

      (4) voluntary institution by the Person or consent granted by the Person to the involuntary institution (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive pleading admitting (a) the jurisdiction of the forum and (b) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

      (5) voluntary application by the Person for or consent granted by the Person to the involuntary appointment of any receiver, trustee, or similar officer (a) for the Person or (b) of or for all or substantially all of the Person's property, or (c) any part of the Mortgaged Property;

      (6) entry, without the Person's application, approval, or consent, of any order that is not dismissed, stayed, or discharged within sixty (60) days from its entry, which is pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship or similar law of any jurisdiction (a) approving an involuntary petition seeking an arrangement of the Person's creditors, (b) approving an involuntary petition seeking reorganization of the Person, or (c) appointing any receiver, trustee, or similar officer (i) for the Person, or (ii) of or for all or substantially all of the Person's property, or (iii) any part of the Mortgaged Property; or

      (7) any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of the Person's property or any of the Mortgaged Property for a sum not covered by insurance in excess of $250,000.00 in any one instance or $500,000 in the aggregate, and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after its issue or levy, or paid over time in accordance with the terms of the judgment.

"GAAP" means generally accepted accounting principles in the United States.

"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction to evidence any of the foregoing).

"Loan(s)" means the loan(s) made in connection with the Revolving Note.

"Loan Account" means an account maintained by Bank on its books, which will evidence all Line Advances, accrued interest thereon, other amounts due Bank with respect to such Line Advances, and all payments thereof by Borrower.

"Loan Documents" means this Agreement, the Revolving Note, the Mortgage, any other security agreement or financing statements creating or further evidencing or securing the right, title, and interest of the Bank in and to the Collateral and all documents or instruments collateral thereto and all other documents or instruments now or subsequently evidencing or securing or further securing the Loan, and any partial or total extensions, renewals, modifications, amendments, restatements or substitutions thereof or therefor.

"Loan to Collateral Value Ratio" means ratio of the Collateral Value at any time to the then unpaid principal balance of the Loan at that time.

"Maximum Loan Amount" means Ten Million and no/100 Dollars ($10,000,000.00)

"Mortgage" means the Mortgage and Security Agreement of even date from Borrower to Bank intended to secure the Loan, including any partial or total amendment, renewal, restatement, extension, modification or substitution of or for such instrument.

"Organization" means a corporation, government or government subdivision or agency, business trust, estate, trust, partnership, association, two or more Persons having a joint or common interest, and any other legal or commercial entity.

"Person" means an individual or an Organization.

"Prime Rate" means that interest rate established and used from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate might or might not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

"Principal Office" means the principal office of the Bank located at Ohio Savings Plaza, 1801 East Ninth Street, Cleveland, Ohio 44114, as modified by any change therein which Bank has supplied in writing to Borrower.

"Proceeds" means (1) any proceeds, and (2) whatever is received upon the sale, exchange, collection, or other disposition of Collateral or Proceeds, whether cash or non-cash. Cash Proceeds includes, without limitation, money, checks, and Deposit Accounts. Proceeds includes, without limitation, any account arising when the right to payment is earned under a Contract Right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, Bank's right to Proceeds specifically set forth in this Agreement or indicated in any financing statement shall never constitute an express or implied authorization on the part of Bank to Borrower's sale, exchange, collection, or other disposition of any or all of the Collateral.

"Related Expenses" means any and all costs, liabilities, and expenses (including without limitation, losses, damages, penalties, claims, actions, reasonable attorney's fees, legal expenses, judgments, suits, and disbursements) incurred by, imposed upon, or asserted against, Bank in any attempt by Bank:

      (1) to obtain, preserve, perfect, confirm or enforce any security interest evidenced by (a) this Agreement, (b) the Mortgage, or (c) any of the other Loan Documents,

      (2) to obtain payment, performance, and observance of any or all of the Loan or the Loan Documents,

      (3) to maintain, insure, audit, collect, preserve, repossess, and dispose of any of the Collateral or any security described in any of the Loan Documents, including, without limitation, any attorney's fees and legal expenses incurred in connection with any forfeiture proceedings, or

      (4) incidental or related to (1) through (3) above, inclusive, including, without limitation, interest thereupon from the date which is ten (10) days following the date invoices therefor are forwarded to Borrower until paid at the Default Rate, but in no event greater than the highest rate permitted by law.

"Revolving Note" means the Revolving Mortgage Note of even date herewith executed and delivered to Bank by Borrower, in the maximum principal amount of Ten Million and no/100 Dollars ($10,000,000.00), including any partial or total extension, restatement, renewal, amendment, modification or substitution thereof or therefor.


"Senior Indenture" means that certain Indenture dated as of January 20, 1993, between the Borrower, as Issuer, and SunBank, National Association, a national banking association, as Trustee, related to the issuance of twelve and one-half percent (12-1/2%) Senior Notes, dues 2003 in the aggregate principal sum of Seventy Million Dollars ($70,000,000.00).

"Single Family Residence" means a detached single family dwelling, condominium unit or similar space (whether or not in a multi-family building) intended for permanent (not leased, rented, temporary or transient) residential use by not more than one family.

"Termination Date" means June 30, 1996.

      (b) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5 of this Agreement.

      (c) Code. All terms defined in the Code shall have the meanings given therein unless otherwise defined herein.

      (d) Mortgage. Capitalized terms used herein and not otherwise defined herein or in the Code shall have the meanings prescribed therefor in the Mortgage to the extent defined therein.

2.    LOANS TO BORROWER
      -----------------

      (a) Revolving Credit.
          -----------------

              (1) Line Advances. Subject to the terms and conditions hereof, and in reliance on the representations and warranties herein contained, Bank shall make Line Advances from time to time during the period commencing on the date hereof and ending on the Termination Date to or for the account of Borrower up to but not exceeding an aggregate unpaid principal amount outstanding at any one time on Line Advances equal to the least of (a) the Maximum Loan Amount then in effect, (b) the Borrowing Base, or (c) one-half (1/2) of the Collateral Value within twenty four (24) hours after delivery of Borrower's most recent Quarterly Collateral Value Certificate, or, at all other times, two-thirds (2/3) of the Collateral Value, as evidenced by Borrower's most recent Quarterly Collateral Value Certificate, or (d) such lesser amount as provided by this Agreement. Each of (a), (b), (c) and (d) is a "Loan Amount Limitation". Borrower's obligation to repay the Line Advances shall be evidenced by the Revolving Note.

              (2) Loan Account. The Bank shall debit to the Loan Account the amount of each Line Advance made under this Agreement and all interest, the Unused Line Fee, and other compensation or fees payable on or with respect to any Line Advances and the Revolving Note, and shall credit to the Loan Account by the appropriate entries each payment of (a) principal and interest on account of each Line Advance and (b) other amounts paid under this Agreement. The Loan Account shall constitute rebuttable presumptive evidence of all Line Advances made by Bank pursuant to this Agreement and of all other entries contained therein and the accuracy thereof.

              (3) Interest. As compensation for the Line Advances made by Bank, Borrower undertakes and agrees to pay to Bank on the first day of each calendar month all accrued and unpaid interest, at a rate equal to one and one-half percent (1.50%) per annum in excess of the Prime Rate, upon the average daily balances in Borrower's Loan Account during the preceding month (using a day rate based upon a year of 360 days and charged for actual number of days elapsed). The rate will increase or decrease on the day of, and by an amount equal to, each increase or decrease in the Prime Rate. The rate charged to Borrower under this Agreement shall change when and as the Prime Rate is changed. Prior to an Event of Default, Bank will mail an invoice or notice for each monthly installment of interest not less than two (2) Business Days prior to the date when due, provided that failure to mail, deliver or receive any such notice or invoice shall not excuse, waive or delay any obligation of Borrower to pay any amount pursuant to the Note, the Agreement or any other Loan Document as and when due and payable. Whenever the unpaid principal and accrued interest thereon evidenced by the Loan Account become due and payable and remain unpaid, whether upon demand at maturity, by acceleration or otherwise, the unpaid amount thereof shall thereafter bear interest at the Default Rate.

              (4) Unused Line Fee. Within five (5) days after the end of each calendar quarter during the term of the Revolving Note, commencing with the quarter ending September 30, 1993, Borrower shall pay to Bank an "Unused Line Fee" equal to the rate of three-eighths of one percent (0.375%) per annum of the average daily amount for such quarter of the difference between (a) the Maximum Loan Amount; and (b) the unpaid principal balance of the Loan.

              (5) Reduction of Commitment. The Borrower shall have the right, upon at least sixty (60) days' prior written notice to the Bank, to terminate in whole or reduce in part the Maximum Loan Amount, provided that each partial reduction shall be in the amount of at least Five Hundred Thousand Dollars ($500,000.00), and provided further that no reduction shall be permitted if, after giving effect thereto, and to any prepayment made therewith, the outstanding and unpaid principal amount of the Revolving Note shall exceed the reduced Maximum Loan Amount. Once reduced or terminated by Borrower, the Maximum Loan Amount may not be increased or reinstated.

              (6) Termination. Bank's obligation to advance funds hereunder and under the Revolving Note shall automatically expire without any further notice or action on the part of the Bank, and all Line Advances and the outstanding balance of the Revolving Note shall be due and payable in full, on the Termination Date. The Bank shall have the right to terminate immediately, at any time, any of its obligations hereunder pursuant to Section 8 of this Agreement. The security interest, lien and rights granted to the Bank hereunder shall continue in full force and effect until expressly released by the Bank in accordance with the release provisions of this Agreement, notwithstanding the termination of this Agreement or the fact that the Loan Account may from time to time be temporarily in a credit position. Borrower may terminate the Agreement by giving Bank not less than sixty (60) days prior written notice of termination and by paying, performing, and observing in full all obligations under this Agreement and the Loan Documents on or before such Termination Date, and Bank shall thereupon release all security interests and liens.

              (7) Notice and Manner of Borrowing. Borrower shall give Bank at least one (1) Business Day's written notice requesting, and specifying the date, the amount and the manner of, each borrowing or reborrowing pursuant hereto. Provided that all conditions to such borrowing have then been satisfied in the reasonable judgment of the Bank, not later than noon of the date specified by Borrower in such notice, Bank shall credit one or more accounts maintained by Borrower at Bank in the amount borrowed or reborrowed.

      (b) Payments.
      -------------

              (1) Method of Payment. The Borrower shall make each payment under this Agreement and under the Revolving Note not later than 2:00 P.M. EDT on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Revolving Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Revolving Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest and any applicable fees, as the case may be.

              (2) Prepayments. The Borrower may at any time prepay the Revolving
Note in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount of not less than Twenty Five Thousand Dollars ($25,000.00).

      (c) Use of Proceeds. The proceeds of the Loan hereunder shall be used by the Borrower solely to provide working capital to finance development and construction of residential real estate and short term capital requirements related to Palm Isles development at 7865 Whispering Palms Drive, Boynton Beach, Florida, located North of Boynton Beach Boulevard and East of the Florida Turnpike in Boynton Beach, Palm Beach County, Florida, and also other residential development and construction by Borrower in Palm Beach, Broward or Martin Counties, Florida. The Borrower will not, directly or indirectly, use any part of such proceeds for personal, consumer, family, household, educational, agricultural or similar uses or for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

3.    BORROWING REQUIREMENTS
      ----------------------

      (a) General Conditions. The conditions listed below are precedent to the making of the Loan and any Line Advance by the Bank and shall be satisfied in form and substance reasonably satisfactory to Bank in its sole and absolute discretion:

                 (1) Loan Documents. The Revolving Note, Mortgage, this Agreement and all other Loan Documents shall have been executed and delivered to Bank, and the Collateral Value of the Mortgaged Property at the date hereof shall be approximately Twenty Million Dollars ($20,000,000), but in any event not less than Nineteen Million Five Hundred Thousand Dollars ($19,500,000), and Bank shall have received a certificate from Borrower in form and substance satisfactory to Bank to such effect;

                  (2) Evidence of Corporate Action. The Bank shall have received satisfactory evidence authorizing the borrowing herein provided for, the execution and delivery of the Revolving Note,

Mortgage, this Agreement, and all other Loan Documents, and the granting to Bank of a security interest in the Collateral;

                 (3) Incumbency and Signature Certificate. The Bank shall have received a certificate signed by the secretary or assistant secretary of the Borrower certifying the names of the officers of the Borrower authorized to sign the Revolving Note, Mortgage, this Agreement and all other Loan Documents and/or certificates to be delivered hereunder or in connection herewith, together with true signatures of such representative officers;

                 (4) Good Standing Certificate. The Bank shall have received a Certificate of Good Standing issued by the Secretary of State of the State of Florida relating to the Borrower;

                 (5) Opinion of Counsel for the Borrower. The Bank shall have received a written opinion of legal counsel, selected by the Borrower and satisfactory to the Bank, in form and substance reasonably satisfactory to Bank and its counsel;

                 (6) Perfection of Security Interests. The Bank shall have received evidence satisfactory to the Bank that there has been filed or recorded in the appropriate offices such documents and instruments necessary to establish and perfect the Bank's interest in and to the Collateral;

                 (7) Title Insurance. Bank shall have received an original ALTA Commitment to issue a Loan Policy of Title Insurance, with such endorsements as may be reasonably required by Bank and available in the State of Florida, issued by Commonwealth Land Title Association (the "Title Insurer") to Bank, in an amount equal to the maximum amount permitted to be borrowed hereunder, which title insurance Commitment shall be "marked up" to the date of closing and committing the Title Insurer to insure Bank that the Mortgage is a valid, first mortgage on the Mortgaged Property described therein, subject only to liens, encumbrances, easements, reservations, restrictions and exceptions expressly permitted by the Mortgage or expressly approved in writing by Bank;

                 (8) Survey. Bank shall have received from Borrower a current survey of all portions of the Mortgaged Property not subject to a subdivision plat duly approved by all required governmental authorities and recorded in the appropriate public land records, which surveys shall be prepared and certified to Bank and the title insurance company by a licensed surveyor acceptable to Bank, dated not more than sixty (60) days prior to the date hereof, showing the following:

                 (i) the location of the perimeter boundaries of the Land by courses and distances and perimeter footings in place, and by reference to Township, Range and Section;

                 (ii) the  location of and the  identification  by  reference to
        recording   data  of  all  easements,   rights-of-way,   conditions  and
        restrictions on or appurtenant to the Premises;

                 (iii) the location of all building setback lines as shown on the site plan;

                 (iv) the lines of the streets and public rights-of-way abutting the Premises and the width thereof;

                 (v) all encroachments, and the extent thereof in feet and inches upon the Premises;

                 (vi) the buildings and Improvements, to the extent installed, and the relation of the buildings and Improvements by distances to the perimeter of the Premises, the building setback lines and the street lines;

                 (vii) if the Premises are described as being on a map filed in the public records, a legend relating the plat of survey to such map;

                 (viii) the legal description of the Land by metes and bounds, including the acreage; and

                 (ix) identifying any portion of the Premises located within a hazardous flood area as identified by the U.S. Secretary of Housing and Urban Development, or, if no part of the Premises is within such a hazardous flood area, stating that fact.

                     (9) Governmental Requirements. Borrowers shall provide evidence satisfactory to Bank that development of the Mortgaged Property as residential subdivisions consisting of fully developed single or multi-family residential building sites and the construction of single or multi-family residences thereon has been fully authorized by all governmental authorities having jurisdiction over the Mortgaged Property, and that development in compliance with such authorizations: (a) is consistent with all land development regulations and adopted comprehensive plans and land use plans of Palm Beach County, Florida and any other governmental authority having jurisdiction over the Mortgaged Property including without limitation regulations dealing with Developments of Regional Impact pursuant to Section 380.06, Florida Statutes;
(b) meets all levels of service standards for public facilities needed to accommodate the impact of such development including roads, water, sewer, drainage, recreation, mass transportation and solid waste; (c) is not subject to any limiting conditions or restrictions under any zoning resolution, ordinance, covenant, agreement or the like that could prohibit, impair, frustrate or adversely affect such development; (d) complies with all Federal, state and local laws, rules, regulations and ordinances, including without limitation, all zoning, building, fire, safety, health and environmental laws, rules, regulations and ordinances; (e) will meet all conditions precedent to obtaining any permits required in connection with the development, including without limitation, all environmental and building permits; and (f) complies with and conforms to applicable land use, density, structural and architectural design requirements of any governmental authority having jurisdiction over the Mortgaged Property (collectively referred to as the "Governmental Requirements").

                     (10) Permits and Authorizations. Bank shall have received evidence satisfactory to Bank that all permits necessary to the commencement of construction of single family or multi-family residences on the platted portions of the Mortgaged Property (except for building permits for residences to be constructed more than 30 days thereafter) have been issued, and not revoked, and can be utilized.

                     (11) Assignment of Rights. Borrower shall deliver to Bank true and correct copies of all contracts (other than contracts for the sale and purchase of residences and construction contracts), agreements, declarations, licenses, permits, easements, and other instruments and documents affecting or benefitting all or any part of the Mortgaged Property (collectively the "Collateral Agreements"), together with a collateral assignment of Borrower's rights thereunder, all satisfactory in form and substance to Bank, provided that, so long as no Event of Default has occurred hereunder, the Borrower shall have the right to receive, retain and use any and all amounts paid pursuant to any such agreements. Borrower shall deliver such consents, estoppel certificates and/or non-disturbance agreements relating to any one or more of the foregoing as Bank may reasonably require.

                     (12) Zoning Change. Bank shall receive evidence satisfactory to the Bank that there are no existing, pending or threatened zoning, building or other moratoria, downzoning petitions, proceedings or restrictive allocations or similar matters that could materially, adversely affect Borrower's use of or development of any part of the Mortgaged Property.

                     (13) Financial Statements. Bank shall have received all financial statements for Borrower for its most recent fiscal year, in form and substance in accordance with Section 6A(1)(d) of this Agreement, together with a certificate stating there has been no material adverse change in such financial statements or in the business or operations of Borrower since the date of such financial statements.

                     (14)  Environmental   Site  Assessment.   Bank  shall  have
received a Phase One Environmental Site Assessment satisfactory in form and substance to Bank prepared by an independent environmental engineer or other qualified consultant or expert satisfactory to the Bank and in conformance with the scope and limitations of the ASTM (American Society for Testing and Materials) Standard Practice E.50.02.2 indicating no evidence of Recognized Environmental Conditions (as defined in said standard) in connection with the Mortgaged Property. The Bank will accept the Environmental Site Assessment of Langan Environmental Services, Inc., dated June 12, 1991 as full compliance and fulfillment of this condition.

                     (15) UCC Search. Borrower will provide the Bank with a UCC-11 or similar search of the appropriate State and County records for Borrower.

                     (16) Notice of Commencement. No Notice of Commencement shall have been recorded or posted on or at any portion of the Mortgaged Property in accordance with Section 713.13, Florida Statutes, until at least one
(1) day subsequent to the date of recording of the Mortgage. Any and all such Notices of Commencement relating to any part of the Mortgaged Property shall designate Bank and the Title Company as additional persons upon whom notices shall be served.

                     (17) Evidence of Compliance with Insurance Requirements. The Bank shall have received satisfactory evidence of compliance by the Borrower with the insurance requirements set forth herein and in the Mortgage;

                     (18) Fees. Bank shall have received payment of a facility fee in the amount of $100,000.00, and payment of all fees, costs and expenses incurred by Bank in connection with the origination of the loan contemplated hereby, including legal fees and expenses (including cost of counsel employed by Bank); and

                     (19) Miscellaneous.

                        (a) The Bank shall have received such other documents and information as Bank may reasonably request; and

                        (b) All legal matters incident to the transactions contemplated by this Agreement have been resolved in a manner reasonably satisfactory to Bank's counsel.

        (b) Conditions for each Advance. Bank shall not make any Line Advance to Borrower pursuant hereto until all of the following conditions precedent have been performed or established to the reasonable satisfaction of Bank as to each separate Line Advance:

                 (1) No Defaults. The warranties and representations contained in this Agreement and the Mortgage remain true, correct and complete in all material respects, all covenants, terms and conditions of this Agreement and the Mortgage remain satisfied or have been performed, and no Event of Default shall have occurred as of the date of the Line Advance; and

                 (2) Title Insurance. Bank shall have received an endorsement to the policy of title insurance updating the policy to the date of the current Advance and specifically including any and all property then included in the definition of Mortgaged Property, including any additional property to which the lien of the Mortgage has been "spread" since the last Line Advance without additional exceptions or objections other than the "Permitted Encumbrances" set forth in the Mortgage;

                 (3) Loan Amount Limitation. After giving effect to the requested Advance, the aggregate unpaid principal amount of Line Advances outstanding will not exceed any Loan Amount Limitation (as defined in Section 2(a)(1); and

                 (4) Borrower's Certificate. The delivery to the Bank of a Borrower's Certificate fully completed as to all figures and information called for therein and certified as correct and complete by a duly authorized officer of Borrower and such other documents and instruments, and evidence of the performance by Borrower of its obligations herein, as Bank may request.

4.      SECURITY INTEREST IN COLLATERAL - RELEASES
        ------------------------------------------

        A.  Security Interest.
            ------------------

        In consideration of and as security for the full and complete payment, performance, and observance of the Loan, Borrower has executed and delivered to Bank the Mortgage and does hereby grant to Bank a continuing security interest in the Collateral. Any and all Collateral, howsoever and whensoever acquired, received or arising, shall secure any and all of the Loans, without apportionment. Accordingly, all the Collateral is assigned and pledged, and a security interest in favor of Bank is granted therein, to secure the entire indebtedness which may be owed to the Bank from time to time pursuant to the Revolving Note or this Agreement, and Bank shall have the right, in its sole and absolute discretion, to determine the order in which its rights in or remedies against any Collateral are to be exercised, which type(s) or portion(s) of Collateral are to be proceeded against, and the order of application of proceeds of Collateral with respect to the Loan.

        B.  Releases of Collateral.
            -----------------------

        Provided that no Event of Default then exists, the Bank shall release portions of the Collateral from the lien of the Mortgage and other Loan Documents upon the terms and conditions set forth in the Mortgage.

5.      WARRANTIES
        ----------

Borrower represents and warrants to Bank that:

        (a) Incorporation, Good Standing and Due Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is duly qualified to do business, and is in good standing as a foreign corporation, in all jurisdictions wherein its ownership of property or the nature of its business requires such qualification, and has the right, power and authority to own its property and to carry on its business as now being conducted and as contemplated hereby.

        (b) Stock Ownership. The statements contained in the Proxy Statement regarding ownership of the outstanding stock of Borrower dated April 26, 1993 are true and correct on and as of the date hereof. Attached hereto as Exhibit C is a list of all of Borrower's subsidiaries, and all of the issued and outstanding stock of each such subsidiary is owned of record, legally and beneficially, by Borrower.

        (c) Corporate Power and Authority. The execution, delivery, and performance hereof and of the Mortgage are within Borrower's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Borrower's charter, by-laws, or regulations or of any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound.

        (d) Ownership and Liens. Borrower is, and as to Collateral to be acquired after the date hereof will be, the lawful owner of and has and shall have full and unqualified right to transfer, mortgage and grant a security interest in all of the Collateral to Bank; such Collateral is not and will not during the term of this Agreement be subject to any prior or adverse financing statement, encumbrance, claim, lien, mortgage or security interest of any type except any granted to or in favor of Bank.

        (e) Litigation. Except as disclosed in Exhibit D attached hereto and made a part hereof, there are no material actions, suits or proceedings pending, or to the best knowledge of Borrower threatened, at law or in equity, or by or before any judicial or administrative court, tribunal, agency, authority or any arbitrator, and it is not in violation of any order, judgment or decree of any court, governmental authority or arbitration board or tribunal: (a) which might result in any material adverse change in its businesses, prospects, profits or condition (financial or otherwise); (b) which might hinder, restrain, or in any way materially adversely affect its full and timely performance hereunder; or
(c) which might adversely affect the validity or enforceability of any Loan Document delivered by it pursuant hereto or any of the transactions contemplated hereby.

        (f) Taxes. All tax returns required to be filed by it in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges imposed upon it, or upon any of its properties, income or franchises, which are due and payable, have been paid, and the provisions for reserves for taxes on the books of Borrower are adequate, in its reasonable opinion, for all unaudited fiscal years, and for its current fiscal period.

        (g) Approvals. No approval, authorization, order, license, franchise or consent of, or registration or filing with, or notice to, any governmental authority or any other Person is required in connection with the execution, delivery or performance by Borrower of this Agreement and the other Loan Documents.

        (h) No Brokerage Commission. Borrower has not in connection with the Loan entered into any agreement, incurred any obligation, made any commitment or taken any action which might result in a claim for or an obligation to pay a brokerage commission, finder's fee or similar fee in respect to the transactions described in the Agreement, and Borrower shall indemnify Bank against all loss, expense, demand and liability (including attorneys fees) arising in connection with any such claim or obligation.

        (i) No Defenses or Set-Offs. Any indebtedness secured hereby was incurred in good faith for full value received, and the Borrower has no defenses, set-offs or counterclaims thereto.

        (j) Bulk Transfers. The mortgaging of the Collateral is not subject to any bulk transfer or similar statutory provision applicable to the Borrower.

        (k) Compliance with Laws. Borrower has complied with, and is in compliance with, all applicable local, state and federal laws, rules and regulations relating to any of its activities to the extent that any failure to comply would adversely affect its ability to repay the Loan as and when due or perform its obligations pursuant hereto or to any Loan Document.

        (l) Purpose of Loan. The Loan secured hereby and evidenced by the Revolving Note is for business, commercial, investment or other similar purposes and are not for personal, consumer, family, household, educational, agricultural or other similar use, and the Borrower will not, directly or indirectly, use any part of such proceeds for personal, consumer, family, educational, household, agricultural or similar use or for the purpose of purchasing or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

        (m) Place of Business. Borrower's Location is Suite 200, 1690 South Congress Avenue, Delray Beach, Florida 33445-6327.

        (o) Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the Loan Documents does not contravene or conflict with, result in any breach of or constitute a default under, any indenture, loan, credit agreement or lease or other agreement, instrument or document to which Borrower is a party or binding upon Borrower and, to the best knowledge of Borrower, Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business.

        (p) Financial Statements and Information. The balance sheet of the Borrower as of December 31, 1992, and the related statements of income and retained earnings of the Borrower for the fiscal year then ended, and the accompanying footnotes, together with the audit report, dated December 31, 1992, prepared by Grant Thornton, independent certified public accountants, and the interim balance sheet of the Borrower as of March 31, 1993, and the related statement of income and retained earnings for the three (3) month period then ended, copies of which have been furnished to the Bank, are complete and correct and fairly present the financial condition of the Borrower as at such dates and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year-end adjustments in the case of the interim financial statements), and since March 31, 1993, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower. There are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected in the foregoing financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since March 31, 1993. No certificate, document, exhibit, report or other information furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contains, as of the date of delivery to Bank, any material misstatement of fact or omits to state a material fact or any fact necessary to make any statement contained therein not materially misleading.

        (q) Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower are, to the best knowledge of Borrower, affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of any public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower.

        (s) Environment. To the best knowledge of Borrower, Borrower has duly complied with, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. To the best knowledge of Borrower, Borrower has been issued and will maintain all required federal, state and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance, and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); and (6) other environmental, health or safety matters. To the best knowledge of Borrower, a true, accurate and complete list of all such permits, licenses, certificates and approvals has been delivered to the Bank and are listed upon Exhibit E attached hereto and made a part hereof. To the best knowledge of Borrower, Borrower has not received notice of, nor knows of, or suspects, facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds or other facilities. To the best knowledge of Borrower, except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any Borrower facility, of any toxic or hazardous substances or wastes at or from any Borrower facility; and accordingly, to the best knowledge of Borrower, the premises of the Borrower are free of all such toxic or hazardous substances or wastes. Borrower has received no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Borrower facility; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds or other facilities. Borrower does not have any indebtedness, obligation or liability, absolute or contingent, matured or not matured in excess of $500,000, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

        (r) ERISA. The Borrower is in compliance in all material respects with all applicable provisions of ERISA, and all regulations promulgated pursuant thereto.

        (s) Trademarks, Patents, Etc. Borrower possesses all trademarks, trade names, copyrights, patents, licenses or rights in any thereof, adequate for the conduct of its businesses as now conducted and presently proposed to be conducted, without conflict with the material rights or claimed rights of any Person.

        (t) Governmental Requirements. Borrower knows of no reason why it will not be able to obtain all permits necessary to the commencement of construction of single family or multi-family residences on any of the Mortgaged Property as and when the same are necessary in order to enable Borrower to commence, continue and complete construction thereof in the ordinary course of its business.

        (u) Utility Services. All utility services including, but not limited to, drinking water supplies, service water drainage facilities, sanitary sewage collection and disposal facilities or water treatment plant, electric and telephone facilities that may be necessary to obtain a certificate of occupancy for each Single Family Residence included in any platted subdivision, or intended to be constructed on any unplatted land, included in the Mortgaged Property are available at the boundary thereof and, upon completion of the contemplated improvements, will be available to each Single Family Residence constructed thereon, and all fees and other charges, if any, required to be paid in connection with the reservation and/or connection of such utility services have been paid in full or will be paid when due.

All statements contained in any certificate or other document or instrument of any kind whatsoever delivered by or on behalf of Borrower pursuant hereto or any other Loan Document, or in connection with the transactions contemplated hereby or thereby, shall be deemed representations and warranties made by the Borrower in this Agreement, and together with all representations and warranties herein or in any other Loan Document, shall survive the execution and delivery thereof and of the Agreement and any other Loan Document, the making of any Line Advances, and the making of any investigation made by any Person at any time by or on behalf of Bank.

6.      COVENANTS
        ---------

        A. Affirmative Covenants. Borrower undertakes, covenants, and agrees that, until the full and complete payment, performance, and observance of the Loan, Borrower shall:

                 (1)  Reporting Requirements.  Furnish to the Bank:

                     (a) Borrower's Borrowing Base Certificate. Within three (3) Business Days after the end of each calendar month during the term hereof, and prior to each Line Advance under this Agreement, and at any other times reasonably required by Bank, deliver to Bank a Borrower's Borrowing Base Certificate fully completed as to all figures and information called for therein and certified as complete and correct by a duly authorized officer of Borrower;

                     (b) Borrower's Collateral Value Certificate. Within fifteen
(15) days after the end of each calendar quarter during the term hereof, deliver to Bank a certificate signed by the chief executive or chief financial officer of Borrower certifying the Collateral Value of the Mortgaged Property as of the end of the preceding quarter.

                     (c) Quarterly Financial Statements. Within thirty (30) days after the close of each calendar quarter, a statement of condition and statement of income of Borrower for such period, certified as complete and correct by a duly authorized officer of Borrower;

                     (d) Annual Financial Statements and Accountant's Report. Not later than ninety (90) days after the close of each fiscal year of Borrower, a statement of condition of Borrower as of the end of such year, and statements of income, changes in financial position, and common shareholders' equity of Borrower for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in accordance with GAAP consistently applied and consistent with those applied in the preparation of the financial statements referred to in Section 5(p) of this Agreement and accompanied by an audit report of independent certified public accountants of recognized standing, selected by the Borrower and satisfactory to the Bank, which audit report shall be prepared in accordance with the standards established by the American Institute of Certified Public Accountants, together with a certificate by such accountants (1) briefly setting forth the scope of their review (which shall include a review of the relevant provisions of this Agreement) and stating that in their judgment such review is sufficient to enable them to give the certificate, and (2) stating whether or not their review has disclosed the existence of any condition or event which constitutes an Event of Default under this Agreement or which, with the passage of time or service of notice or both, would constitute an Event of Default, and, if their review has disclosed such a condition or event, specifying the nature and period of existence thereof;

                     (e) Changes of Name and Location. Not less than thirty (30) days prior written notification of:

                         (i)      any change in Borrower's name, and/or

                         (ii)     any change in Borrower's Location;

                     (f) Matters Affecting Collateral. Within ten (10) days after learning thereof, report to the Bank: any loss or destruction of, or substantial damage to, any of the Collateral, any substantial change relating to the type, quantity or quality of Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; the Borrower shall at all times maintain internal procedures reasonably designed to call any such matter to the attention of the chief financial or chief accounting officer of Borrower and the Bank;

                     (g) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants;

                     (h) Certificate of No Default. Within thirty (30) days after the end of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower (a) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) with computations demonstrating compliance with the Financial Covenants contained in Section 6(c) of this Agreement;

                     (i) Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

                     (j)  Notice  of  Litigation.  Within  ten (10)  days  after service of process thereof on Borrower, notice of all actions, suits, and proceedings before any court or arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower where the amount claimed exceeds $250,000.00 or which, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties or operations of the Borrower;

                     (k) Notice of Other Material Matters. Within five (5) days after becoming aware of any development or other information which may materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of the Borrower to perform or comply with this Agreement, telephonic or telegraphic notice specifying the nature of such development or information and the anticipated effect;

                 (2) Compliance with Laws. Comply with, or cause to be complied with, all applicable local, state and federal laws, rules and regulations relating to all or any of its assets, properties, operations and activities.

                 (3) Maintenance of Existence. Do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence as a corporation, its good standing under the laws of the State of Florida and its qualification to do business, and its good standing, in all jurisdictions wherein its ownership of its property or the nature of its business requires such qualification.

                 (4) Maintenance of Records. Keep, or cause to be kept, full and complete accounts, books and records in which correct and accurate entries will be made of all its business transactions and its property including the Collateral, and by means of appropriate quarterly entries, reflect in its accounts and in all financial statements furnished pursuant to this Agreement proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of its properties and bad debts, all in accordance with GAAP consistently applied and consistent with those applied in the preparation of the financial statements referred to above.

                 (5) Payment of Taxes. Promptly pay and discharge when due, all taxes, assessments, and governmental charges of every kind and nature that have been lawfully levied, assessed, or imposed upon Borrower, its properties (including the use thereof), the Revolving Note, which, if unpaid, would become a lien against all or any part of its assets, including, without limitation, all sums due and owing any taxing authority for income and other taxes withheld from the wages and salaries of its employees, except to the extent Borrower is reasonably contesting in good faith any such tax, assessment, or charge with an adequate reserve provided therefor.

                 (6) Inspections; Audits. At all reasonable times after reasonable notice allow Bank by or through any of its officers, agents, employees, attorneys, or accountants to reasonably examine, inspect, audit and make extracts from Borrower's books and other records; and to enter upon, examine, inspect and audit all or any part of the Collateral and any other property owned by Borrower, all reasonable expenses of which shall be Related Expenses hereunder.

                 (7) Maintenance of Assets. Maintain, keep and preserve, all of its assets (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 (8) Further Assurances. Upon request of Bank promptly take such action and promptly make, execute, and deliver all such additional and further items, assurances, and instruments as Bank may reasonably require, including, without limitation, financing statements, so as to completely vest in and assure to Bank its rights hereunder and in or to the Collateral; provided that no such further assurance shall create liability or security beyond that contemplated in this Agreement or the other Loan Documents.

                 (9) Related Expenses. Promptly repay, reimburse, and indemnify Bank for any and all Related Expenses, with interest thereon at the Default Rate if not paid within ten (10) days following receipt of notice thereof. Bank may, at its option, debit Related Expenses and such interest directly to the Loan Account.

                 (10) Environment. Be and remain in compliance with the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Bank within five (5) days of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other Person; notify the Bank within five (5) days of any hazardous discharge from or affecting any of Borrower's property; immediately contain and remove the same, in compliance with all applicable laws; promptly pay any fine or penalty assessed in connection therewith unless same is contested in compliance with
Section 9 of the Mortgage; permit the Bank to inspect the Mortgaged Property, to conduct tests thereon, and to inspect all books, correspondence and records pertaining thereto; and at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected and provided that in the absence of any hazardous discharge or environmental complaint with respect to any property, Bank shall not require an environmental audit or report with respect to any such property more often than annually.

                 (11) Additional Collateral. If Borrower seeks at any time to increase the Collateral Value, Borrower shall provide additional Collateral in accordance with the following procedures:

                     (a) Borrower shall deliver to Bank: (i) a legal description of the proposed additional Collateral; (ii) a title commitment or title policy endorsement covering the proposed additional Collateral and containing or showing only such exceptions from title insurance coverage as are similar in substance and character to the title exceptions for the Collateral originally described in the Mortgage ("Original Collateral") or otherwise reasonably acceptable to Bank; (iii) such environmental audits and documents as Bank required for purposes of approval of the Original Collateral hereunder; (iv) a mortgage amendment or spreader agreement which, when executed, delivered and recorded by Borrower and Bank, shall "spread" the lien of the Mortgage over and upon the additional Collateral so that the lien of the Mortgage shall constitute a first mortgage lien upon the additional Collateral, subject only to the exceptions permitted as provided herein; (v) sketches of survey or plats which will permit Bank to locate the proposed additional Collateral and to verify the legal description thereof; and (vi) an appraisal of the proposed additional Collateral sufficient to establish the Collateral Value therefor in accordance with the provisions of this Agreement.

                     (b) Bank shall approve or disapprove in writing Borrower's submission of any proposed additional Collateral within ten (10) Business Days after the date of its receipt thereof. The Collateral Value shall be increased by the value of the Collateral subject to the Mortgage amendment or spreader agreement upon filing thereof in the proper public records and receipt by Bank of a title commitment or endorsement insuring such Collateral in the amount thereof as provided herein, and provided all other conditions to inclusion of such property in the Mortgaged Property and Collateral Value are satisfied, and all representations and warranties herein related thereto are true and correct. If Bank shall disapprove of Borrower's submission, it shall specify in writing its reasons for doing so. In the event that Bank shall neither approve or disapprove the additional Collateral within such ten (10) day period, then Bank shall be deemed to have approved such proposed additional Collateral in all respects and Borrower shall thereafter, upon execution and delivery to Bank by Borrower of the "spreader agreement", be deemed to have added acceptable additional Collateral to the Collateral hereunder for purposes of determining Collateral Value.

        B. Negative Covenants. Borrower undertakes, covenants and agrees that, until the full and complete payment, performance and observance of the Loan, Borrower shall not:

                 (1) Liens. Without the prior written consent of the Bank, create, incur, assume or suffer any Lien upon or with respect to any of its properties, now owned or hereafter acquired, including without limitation any of the Mortgaged Property, except (to the extent expressly permitted by, and subject to all requirements of, the Mortgage):

                         (a) Liens in favor of the Bank, including the Mortgage;

                         (b) Liens for taxes or assessments or other  government
charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                         (c)  Liens   imposed  by  law,   such  as   mechanics',
materialmen's, landlords', warehousemen's and carriers' Liens, and other similar Liens on property other than the Mortgaged Property not exceeding One Hundred Thousand Dollars ($100,000.00) individually or Two Hundred Fifty Thousand Dollars ($250,000.00) per annum in the aggregate and securing obligations incurred in the ordinary course of business which are not past due for more than sixty (60) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                         (d) Liens  under  workers'  compensation,  unemployment
insurance, Social Security or similar legislation for which appropriate reserves have been established;

                         (e)   Liens,   deposits   or   pledges  to  secure  the
performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of Borrower's business;

                         (f) Judgment and other similar Liens on property  other
than Collateral arising in connection with court proceedings not exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate outstanding at any time, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and for which adequate reserves have been established;

                         (h) Easements,  rights-of-way,  restrictions  and other
similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; or

                         (i)  Purchase-money  Liens on any property  (other than
Collateral) hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition ) or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that

                            (i) Any property  subject to any of the foregoing is
acquired by the Borrower in the ordinary course of its business and the Lien on any such property attaches to such asset concurrently or within ninety (90) Business Days after the acquisition thereof;

                            (ii)  Each  such  Lien  shall  attach  only  to  the
property so acquired and fixed improvements thereon;

                            (iii) The Debt  secured by such Lien is permitted by
the provisions of Section 6B(2) hereof; or.

                 (2) Debt. Without the prior written consent of Bank, create, incur, assume or suffer to exist, or permit any Debt (as defined herein) or Indebtedness (as defined in the Senior Indenture), except:

                            (a)  Indebtedness  of the  Borrower  permitted to be
incurred under Section 4.16 of the Senior Indenture as such Senior Indenture is in effect on the date hereof, which includes (i) Debt of the Borrower under the Revolving Note and this Agreement; and (ii) Debt or Indebtedness of the Borrower existing on the date hereof described in financial statements of Borrower heretofore delivered to Bank; or

                            (b) Accounts payable to trade creditors for goods or
services which are not aged more than ninety (90) days from the billing date and current operating liabilities (other than for borrowed money) which are not more than ninety (90) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

                 (3) Mergers, Etc. Wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or enter into any merger agreement with, or convey, sell, assign, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person unless Borrower is the surviving Organization.

                 (4) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of the Mortgaged Property, except residential real estate disposed of in the ordinary course of business and in accordance with the provisions of this Agreement.

                 (5) Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower.

                 (6) Pledge Bank's Credit. Pledge the Bank's credit on any purchases or for any purpose whatsoever.

        C. Financial Covenants - Consolidated Tangible Net Worth. Borrower undertakes, covenants and agrees that, until the full and complete payment, performance and observance of the Loan, Borrower will maintain at all times its Consolidated Tangible Net Worth at not less than Seventy Million Dollars ($70,000,000.00).

8.      EVENTS OF DEFAULT
        -----------------

Upon the occurrence of any one or more of the following Events of Default, the Loan shall, at the option of Bank, become immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and no further Line Advances will be made by Bank:

        (a) failure by Borrower to pay any installment of principal or interest under the Revolving Note within five (5) days after the same becomes due and payable;

        (b)  Financial Impairment of Borrower;

        (c) if any statement or representation contained in the loan application or any financial statements or other materials furnished to Bank by or on behalf of Borrower prior or subsequent to the making of the Loan is discovered to have been false or incorrect or incomplete in any material respect and is not cured or corrected to Bank's satisfaction within 30 days after notice thereof;

        (d) an action for foreclosure or martialling of liens is commenced against all or any part of the Mortgaged Property and such action is not dismissed within sixty five (65) days from the date of filing thereof;

        (e) a default or event of default (after any required notice and cure period) occurs under any other mortgage or security agreement encumbering all or any part of the Mortgaged Property; or

        (f) Failure of Borrower to promptly pay, perform, or observe when due, whether upon demand, at maturity, by acceleration, or otherwise, or any event which either results in or would result in (but for waiver by the holder(s) or trustee(s) thereof) the acceleration of the maturity of, any or all indebtedness, obligations, liabilities, contracts, indentures, and agreements (including, without limitation, any and all warranties, covenants, guaranties, provisions, terms, and conditions set forth or contained therein), of whatever kind and however evidenced, evidencing, securing or involving indebtedness of Borrower in excess of $2,500,000, in the aggregate, owed, incurred, or executed by Borrower, to, in favor of, or with any and all Persons other than Bank, and including any partial or total extension, renewal, amendment, restatement, and substitution thereof or therefor, except for any such failure caused by any breach or failure by Bank of any of its obligations to release Collateral pursuant hereto or to the Mortgage;

        (g) An Event of Default occurs under the Mortgage or any other Loan Document;

        (h) Any sale, transfer, conveyance, assignment, pledge, encumbrance, or other disposition by any Person, or the issuance by Borrower, of any voting stock, or any option, warrant, or other security convertible to voting stock, or any other right to acquire voting stock, of the Borrower, whether with or without consideration, voluntarily or by operation of law that would result in a Change of Control of Borrower, as defined in the Senior Indenture as in effect on the date hereof; or

        (i) Breach or violation of any covenant in Section 6.B(3),(4) or (6) hereof;

        (j) failure by Borrower to observe or perform any other term, covenant or agreement contained in this Agreement, in the Revolving Note or in the Mortgage or in any other Loan Document; provided, however, that if the failure is other than the payment of money, or the maintenance of insurance, is not intentional or grossly negligent on the part of the Borrower, and does not constitute an emergency in the reasonable opinion of Bank, such failure shall not constitute an Event of Default if (i) Borrower institutes curative action and pursues such action to completion within thirty
(30) days after written notice of such failure has been given to Borrower by Bank; or (ii) the failure is of such nature that it can be corrected but not within thirty (30) days after written notice thereof has been given to Borrower by Bank, and Borrower has within the aforesaid thirty (30) day period instituted curative action and diligently and continuously pursued such action to completion, provided that such failure shall become an Event of Default if not cured to Bank's satisfaction within ninety (90) days after such written notice.

9.      RIGHTS AND REMEDIES UPON EVENT OF DEFAULT
        -----------------------------------------

        (a) Upon occurrence of any Event of Default, the Loan shall, at the option of Bank and without any further notice or demand not expressly required herein, become immediately due and payable, and shall thereafter bear interest at the Default Rate, and at all times thereafter Bank shall have all rights, privileges, powers and remedies provided by law or equity and this Agreement, the Mortgage and any other Loan Document, and which it may otherwise have against the Borrower, the Collateral, or otherwise. The Bank may take possession of the Collateral, either by lawful self-help or seizure under court authority. Borrower agrees to permit the Bank to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral. Bank may require the Borrower to assemble any personal property included in the Collateral and to promptly make it available to Bank at any reasonably convenient place designated by Bank, whether at the Borrower's premises or elsewhere. Borrower shall make available to Bank all of its premises and facilities for the purpose of Bank's taking possession of, removing or putting any personal property included in the Collateral in saleable form. At any time or times after the Loan becomes due, Bank is empowered to collect, sell, assign, transfer, set over, deliver or otherwise dispose of the whole or any part of the personal property Collateral through any broker or at public or private sale, either for cash or on credit or for future delivery, whether in its then condition or after further preparation or processing, in Borrower's name, Bank's name or in the name of such party as Bank may designate, with or without warranties or representations, and upon such other terms as Bank may deem commercially reasonable, and at any such sale Bank may become the purchaser of the whole or any part of such Collateral, discharged from right of redemption. Public or private sales, for cash or credit, to a wholesaler or retailer or investor, or user of property of the type of the Collateral, or public auction, are commercially reasonable since differences in the sales prices generally realized in different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales. Borrower agrees that to the extent notice of sale shall be required by law, such requirement shall be satisfied if such notice is mailed (deposited for delivery, postage prepaid, by U.S. Mail) to either, at Bank's option (i) Borrower's Location (as modified by any change therein which Borrower has supplied in writing to Bank), or (ii) Borrower's address to which Bank customarily communicates with Borrower, at least ten (10) days before the time of any public sale or the time after which any private sale is to be made. Bank shall not be obligated to make any sale regardless of notice of sale having been given. Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any such sale after deducting all costs and expenses of every kind, the residue of proceeds thereof may be applied in such order as Bank may determine toward the payment of all or any part of the Loan, whether due or not due, returning the surplus, if any, to the Borrower, and the Borrower shall be and remain liable to Bank for any and every deficiency after application of such proceeds. Bank shall not be bound to take any steps to preserve any rights in the Collateral against prior parties, which the Borrower hereby assumes to do, and Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the Borrower shall reasonably request, but no omission to comply with any such request shall be deemed a failure to exercise reasonable care.

        (b) Bank shall be under no obligation to take any action authorized herein and shall have no liability for failure to take any such action or for any action taken pursuant hereto, except for its gross negligence or willful misconduct; and Borrower hereby waives and releases any and all claims against the Bank arising out of or in connection with this Agreement.

        (c) After the occurrence of an Event of Default, Bank may at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), and in addition to all other rights and remedies available to Bank, set off and apply any and all Cash Security and any other indebtedness or obligation at any time owing by the Bank to or for the credit or the account of the Borrower against any or all of the Loan, and with or without setting off, to dishonor drafts, checks, transfer requests or any other means or direction of withdrawal of any or all amounts owed by the Bank to or for the credit or the account of the Borrower (including but not limited to general or special, time or demand, provisional or final) at any time owed, irrespective of whether or not Bank has exercised any other rights that it has or may have with respect to the Loan or any such Event of Default. The Borrower warrants that it has no special accounts including, without limitation, trust accounts. Nor will it establish with Bank such accounts without notice to the Bank. The Borrower agrees to immediately notify the Bank whenever any third party obtains or asserts any interest in any of its accounts with Bank.

        (d) All of the foregoing rights and powers herein granted Bank shall be liberally construed. The enumeration of the foregoing rights and powers is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Bank need not expend its own funds in the exercise of such powers, but if it does, such amounts shall be considered as advances for and on behalf of Borrower evidenced by the

Revolving Note and secured by the Mortgage and this Agreement. Any amounts so advanced shall bear interest at the Default Rate.

10.     GENERAL
        -------

        (a) Severability. If any provision, term, or portion, of this Agreement (including, without limitation, (1) any indebtedness, obligation, liability, contract, agreement, indenture, warranty, covenant, guaranty, representation, or condition of this Agreement made, assumed, or entered into, (2) any act or action taken under this Agreement, or (3) any application of this Agreement) is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other such provision, term, or portion of this Agreement, each of which shall be construed and enforced as if such illegal or invalid provision, term, or portion were not contained in this Agreement. Any illegality or invalidity of any application of this Agreement shall not affect any legal and valid application of this Agreement, and each provision, term, and portion of this Agreement shall be deemed to be effective, operative, made, entered into, or taken in the manner and to the full extent permitted by law.

        (b) No Waiver; Remedies Cumulative. Bank shall not be deemed to have waived any of Bank's rights under this Agreement or under any other agreement, instrument, or document executed by Borrower, unless such waiver is in writing and signed by Bank. No delay or omission on part of Bank in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Bank's rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument, or document, or available by statute, at law or in equity shall be cumulative and may be exercised singularly or concurrently and in such order as Bank may determine.

        (c) Notices. Any written demands, written requests, or written notices to Borrower that Bank may elect to give shall be effective when deposited for delivery, postage prepaid, by U.S. Mail, and addressed either, at Bank's option, to (1) Borrower's Location (as modified by any change therein which Borrower has supplied in writing to Bank) or, (2) Borrower's address at which Bank customarily communicates with Borrower.

        (d) Assignments by Bank. If at any time or times, by assignment or otherwise, Bank transfers an interest in the Loan or any part of the Collateral to another Person, such transfer shall carry with it Bank's powers and rights under this Agreement with respect to the Loan or Collateral so transferred and the transferee shall have said powers and rights, whether or not they are specifically referred to in the transfer. Bank may not assign or transfer the entire Loan without Borrower's prior written consent, but may assign or transfer participation interests therein provided that Ohio Savings Bank shall at all times be the "lead lender" for the purpose of exercising all


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powers,  rights and duties  hereunder  and provided that there shall be not more than three (3) other participants owning in the aggregate not more than fifty percent (50%) of the Loan.

        (e) Governing Law. The laws of the State of Florida shall govern the construction of this Agreement and the rights and duties of Borrower and Bank.

        (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors and assigns, provided that this Agreement may not be assigned by Borrower and any such assignment or attempted assignment shall be void and of no force or effect and an Event of Default hereunder. This Agreement may not be assigned by Bank except as provided in Section 10(d) hereof. The rights and powers given in the Agreement to the Bank are in addition to those otherwise created or existing in the same Collateral by virtue of other agreements or writings.

        (g) Indemnity. Borrower hereby releases Bank from and agrees to indemnify and hold harmless Bank, and its officers, agents, and employees for any and all claims of Borrower or any other Person for damage or loss caused by any act or acts under this Agreement or in furtherance of this Agreement whether by omission or commission, and whether based upon any error of judgment or mistake of law or fact (except willful misconduct or gross negligence) on the part of Bank, or its officers, agents, and employees.

        (h) Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower from any Loan Document, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effectively only in the specific instance and for the specific purpose for which given.

        (i) Reproduction of Original Financing Statements. Borrower hereby authorizes Bank to file a carbon, photographic or other reproduction of a financing statement, and any such filing shall constitute a sufficient financing statement under the Code and shall have such other effects as may be provided for by applicable law.

        (j) Confidentiality. This Agreement shall not be filed or recorded with the Mortgage or with any financing statement. The terms, covenants and conditions of this Agreement, the Revolving Note and the other Loan Documents (other than those filed for record) shall be confidential and shall not be disclosed to any Person by Bank for any purpose other than (1) disclosure to all regulatory agencies having jurisdiction of the operations of Bank; (2) attorneys and accountants employed or retained by Bank; (3) prospective participants in the Loan as contemplated by this Agreement, provided that Bank shall obtain from such prospective participants a confidentiality agreement whereby such participants agree not to disclose this Agreement to any other Person other than as


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








specifically permitted hereby; and (4) in connection with the enforcement of this Agreement following an uncured Event of Default on the part of Borrower. Borrower may disclose this Agreement or the contents thereof to other Persons as required in the ordinary course of its business.

        (k)  Continuing  Liability  of  Borrower  for  Underlying   Obligations.
Anything herein to the contrary notwithstanding, (1) Borrower shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of Borrower's duties and obligations thereunder to the same extent as if this Agreement had not been executed, (2) the exercise by Bank of any of the rights hereunder shall not release Borrower from any of its duties or obligations under its contracts and agreements included in the Collateral, and (3) Bank shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Bank be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment.

        (l) Conflict with Mortgage. In the event of any conflict or inconsistency between any of the terms or provisions hereof and any of the terms or provisions of the Mortgage, the terms and provisions of the Mortgage shall govern and control. All Loan Documents shall be interpreted in a manner so as not to be inconsistent with each other to the maximum extent possible.

        (m) Compliance with Senior Indenture. Bank understands that the Senior Indenture contains limitations and restrictions with respect to Borrower's ability to obtain "Bank Facilities" and to grant "Permitted Liens". If the Collateral Value for the Loan (as a "Bank Facility") shall at any time exceed or violate the limitations and restrictions contained in the Senior Indenture, Bank shall promptly, upon written request from Borrower, partially release from the lien of the Mortgage so much of the Collateral (to be designated by Borrower, subject to Bank's approval) as may be necessary to enable Borrower to comply with the applicable limitations and restrictions contained in the Senior Indenture. Simultaneously with any such partial Mortgage release to be delivered by Bank pursuant hereto, Borrower shall deliver to Bank its Collateral Value Certificate certifying the Collateral Value of the Mortgaged Property after giving effect to such partial release, and any amount necessary to cause the unpaid principal balance of the Loan to be maintained within the Loan Amount Limitations provided in Section 3(a)(i).

        (n) Attorneys' Fees. If any party to this Agreement retains counsel to enforce or protect its rights hereunder after a breach by the other party to this Agreement, including, without limitation, any action of or incidental to the enforcement of any provision hereof, the Line Advances made hereunder, the Revolving Note, the Mortgage, or any of the other Loan Documents or the enforcement, compromise, or settlement of this Agreement, the Revolving Note, the Mortgage, or any of the other Loan Documents, and for the curing thereof, or defending or asserting any rights or claims in respect thereof, by litigation or otherwise, regardless of whether suit may be brought or not, then in any such event after such breach, the party retaining counsel shall be entitled to receive and recover from a breaching party the reasonable attorneys' fees, paralegals' fees and expenses incurred in negotiations, pre-litigation conferences or with respect to satisfaction of the Loan, or at trial and on appeal, including post-judgment collection costs, in successfully enforcing or protecting or defending its rights hereunder.

        IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed on the day and year first above written.

                              Borrower:

                              Oriole Homes Corp.,
                              a Florida corporation


                              By: ______________________

                              Title: ______________________


                              Bank:

                               OHIO SAVINGS BANK,
                              an Ohio corporation


                              By: ______________________
                              Title: ______________________

STATE OF FLORIDA            )
                            )
COUNTY OF                   )

        I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by ______________________________________, the ___________________, of ORIOLE HOMES
CORP., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or has produced ________________________ as identification and DID/DID NOT take an oath.

        WITNESS my hand and official seal in the County and State last aforesaid this _____ day of _______________, 1993.

                                        ----------------------------------------
(SEAL)                                  Notary Public
                                        State of Florida

                                        ----------------------------------------
                                        Typed, printed or stamped name of
                                        Notary Public
                    My Commission Expires:___________________

STATE OF OHIO                           )
                                        )
COUNTY OF CUYAHOGA                      )

        I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by ______________________________________, the ___________________, of Ohio Savings
Bank, an Ohio corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or has produced ________________________ as identification and DID/DID NOT take an oath.

        WITNESS my hand and official seal in the County and State last aforesaid this _____ day of _______________, 1993.

                                        ----------------------------------------
(SEAL)                                  Notary Public
                                        State of Florida

                                        ----------------------------------------
                                        Typed, printed or stamped name of
                                        Notary Public
                    My Commission Expires:___________________